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                         (Looper Reed & McGraw Letterhead)


                                  April 24, 2001


Cap Rock Energy Corporation
500 West Wall Street, Suite 400
Midland, TX 79701

      Re:   Registration Statement of Form S-1 (No. 333-53112)

Ladies and Gentleman:

      We consent to the inclusion of our tax opinion in the Registration Statement and to the reference to our firm in the prospectus under the caption "Experts."

                                                 Very truly yours,

                                                 LOOPER REED & McGRAW
                                                 A Professional Corporation



                                                 By:  G. Tomas Rhodus
                                                      --------------------------
                                                      G. Tomas Rhodus